Exhibit 10.1

[Execution Version]

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 31, 2009 by and among the parties hereto for the purpose of amending that certain Credit Agreement dated as of June 12, 2008 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Emerald Driller Company (“Borrower 1”), Sapphire Driller Company (“Borrower 2”), Aquamarine Driller Company (“Borrower 3”), Topaz Driller Company (“Borrower 4”), Vantage Drilling Company and certain subsidiaries of Vantage Drilling Company party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) referred to therein, Natixis as Facility Agent and Collateral Agent, and Natixis, BTMU Capital Corporation, and Fortis Bank S.A./N.V., New York Branch, as Mandated Lead Arrangers and Joint Bookrunners (as defined in the Credit Agreement).

WHEREAS, pursuant to the Consent and First Amendment to the Credit Agreement dated as of December 22, 2008, availability of the Term Tranche 3 Commitments, Term Tranche 4 Commitments, Top-Up Tranche 1 Commitments in excess of $10,800,000, Top-Up Tranche 2 Commitments, Top-Up Tranche 3 Commitments, Top-Up Tranche 4 Commitments, and Revolving Commitments in excess of $10,000,000 were conditioned on receipt of commitments therefor from lenders acceptable to the Joint Bookrunners, and the Parent and Borrower 3 and/or Borrower 4, as applicable, were authorized to seek alternative financing for Rig 3 and Rig 4;

WHEREAS, the Parent has arranged for alternative financing for Rig 3 and Rig 4 from third party lenders, and in connection therewith has requested that the liens with respect to Rig 3 and Rig 4 be released;

WHEREAS, the Mandated Lead Arrangers and the Lenders have agreed to release such liens, and the Mandated Lead Arrangers, the Lenders, and Borrower 1, Borrower 2, Borrower 3, and Borrower 4 have agreed to amend the Credit Agreement in connection therewith, all as described below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.

Section 2. Amendment of Credit Agreement.

(a) The first paragraph of the preamble of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

This Credit Agreement dated as of June 12, 2008 is among Emerald Driller Company, a Cayman Islands exempted company (“Borrower 1”), Sapphire

Driller Company, a Cayman Islands exempted company (“Borrower 2; together with Borrower 1, the “Borrowers”), the Guarantors (as defined below), the Lenders, and Natixis, as Facility Agent and Collateral Agent for the Lenders.

(b) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Aggregate Commitment” in its entirety with the following:

“Aggregate Commitment” means, for any Lender, the sum of such Lender’s Term Tranche 1 Commitment, Term Tranche 2 Commitment, Top-Up Tranche 1 Commitment, and Revolving Commitment.

(c) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Aggregate Revolving Commitments” in its entirety with the following:

“Aggregate Revolving Commitments” means the sum of the aggregate Revolving Commitments of the Lenders. The Aggregate Revolving Commitments of the Lenders as of the effective date of the Second Amendment are $10,000,000.

(d) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Aggregate Term Commitments” in its entirety with the following:

“Aggregate Term Commitments” means the sum of the aggregate Term Tranche 1 Commitments and Term Tranche 2 Commitments of the Lenders.

(e) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Aggregate Top-Up Commitments” in its entirety with the following:

“Aggregate Top-Up Commitments” means the sum of the aggregate Top-Up Tranche 1 Commitments of the Lenders.

(f) Section 1.01 of the Credit Agreement is hereby amended by replacing the pricing grid within the definition of “Applicable Margin” in its entirety with the following:

Rig Status	Applicable Margin
Prior to the Delivery Date of such Rig or any time that such Rig is not operating under a Drilling Contract or any time such Rig is mobilizing for more than one month under a Drilling Contract	5.50%

After the Delivery Date of such Rig and when such Rig is operating (including mobilization of no more than one month) under a Drilling Contract	4.50%

Rig Status	Applicable Margin
After the Delivery Date of such Rig and when such Rig is operating (including mobilization of no more than one month) under a Drilling Contract with an initial or committed renewal term equal to or greater than two years	3.50%

(g) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Applicable Maturity Date” in its entirety with the following:

“Applicable Maturity Date” means, with respect to any Tranche, the Rig 1 Maturity Date or the Rig 2 Maturity Date.

(h) Section 1.01 of the Credit Agreement is hereby amended by deleting “Rig 3” and “Rig 4” from the parenthetical of the definition of “Bidding Entity”.

(i) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Delivery Date” in its entirety with the following:

“Delivery Date” means either the Rig 1 Delivery Date or the Rig 2 Delivery Date, as the context may require.

(j) Section 1.01 of the Credit Agreement is hereby amended by adding the following Subsidiaries to the definition of “Excluded Entity”: P2020 Rig Co and its Subsidiaries, P2021 Rig Co and its Subsidiaries, Vantage Int’l Management (Caymans), any Charter Entity, and any future Subsidiary of the Parent (other than a Subsidiary of any other Loan Party) that does not own, charter, manage, bid for, administer, provide services to or receive services from, or otherwise enter into transactions with any Loan Party or any assets of any Loan Party.

(k) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Final Maturity Date” in its entirety with the following:

“Final Maturity Date” means the earlier of (a) September 10, 2016 and (b) the earlier acceleration of all Obligations pursuant to Article VII.

(l) Section 1.01 of the Credit Agreement is hereby amended by removing “Vantage Int’l Management (Caymans)” from the definition of “Guarantor”.

(m) Section 1.01 of the Credit Agreement is hereby amended by deleting clause (f) of the definition of “Interest Period” in its entirety.

(n) Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end of the definition of “Permitted Operating Expenses”:

For the avoidance of doubt, Permitted Operating Expenses shall not include any amounts that would be reported as “General and Administrative” on the Parent’s consolidated income statement in accordance with GAAP.

(o) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Rig” in its entirety with the following:

“Rig” means either Rig 1 or Rig 2, and “Rigs” means both Rigs collectively.

(p) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Rig Construction Contracts” in its entirety with the following:

“Rig Construction Contracts” means the Rig 1 Construction Contract and the Rig 2 Construction Contract.

(q) Section 1.01 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety: “Revolving Tranche 3 Advance”, “Revolving Tranche 4 Advance”, “Rig 3 Delivery Date”, “Rig 3 Maturity Date”, “Rig 4 Delivery Date”, “Rig 4 Maturity Date”, “Term Tranche 3 Advance”, “Term Tranche 3 Borrowing”, “Term Tranche 3 Commitment”, “Term Tranche 4 Advance”, “Term Tranche 4 Borrowing”, “Term Tranche 4 Commitment”, “Top-Up Tranche 2 Advance”, “Top-Up Tranche 2 Borrowing”, “Top-Up Tranche 2 Commitment”, “Top-Up Tranche 3 Advance”, “Top-Up Tranche 3 Borrowing”, “Top-Up Tranche 3 Commitment”, “Top-Up Tranche 4 Advance”, “Top-Up Tranche 4 Borrowing”, “Top-Up Tranche 4 Commitment”, “Tranche 3 Advances”, “Tranche 4 Advances”, “Tranche 3 Commitment”, and “Tranche 4 Commitment”.

(r) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Term Advance” in its entirety with the following:

“Term Advance” means any Term Tranche 1 Advance or Term Tranche 2 Advance.

(s) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Term Borrowing” in its entirety with the following:

“Term Borrowing” means any Term Tranche 1 Borrowing or Term Tranche 2 Borrowing.

(t) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Term Commitment” in its entirety with the following:

“Term Commitment” means, for each Lender, such Lender’s Term Tranche 1 Commitment and Term Tranche 2 Commitment.

(u) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Top-Up Advance” in its entirety with the following:

“Top-Up Advance” means any Top-Up Tranche 1 Advance.

(v) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Top-Up Borrowing” in its entirety with the following:

“Top-Up Borrowing” means any Top-Up Tranche 1 Borrowing.

(w) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Top-Up Commitment” in its entirety with the following:

“Top-Up Commitment” means, for each Lender, such Lender’s Top-Up Tranche 1 Commitment.

(x) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Top-Up Tranche 1 Commitment” in its entirety with the following:

“Top-Up Tranche 1 Commitment” means, for each Lender, the commitment of such Lender to make Top-Up Tranche 1 Advances to Borrower 1 in the maximum aggregate amount set forth on Annex I opposite such Lender’s name as its Top-Up Tranche 1 Commitment.

(y) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Tranche” in its entirety with the following:

“Tranche” means any Class of Commitments or Advances, whether such Advances or Commitments are Tranche 1 Advances, Tranche 2 Advances, Tranche 1 Commitments or Tranche 2 Commitments, as the case may be.

(z) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Tranche 2 Advances” in its entirety with the following:

“Tranche 2 Advances” means any Revolving Tranche 2 Advance or Term Tranche 2 Advance.

(aa) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Tranche 2 Commitments” in its entirety with the following:

“Tranche 2 Commitment” means any Term Tranche 2 Commitment.

(bb) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions of “Charter Entity”, “P2020 Rig Co”, “P2021 Rig Co”, “Permitted Overhead Expenses”, and “Second Amendment” in appropriate alphabetical order:

“Charter Entity” means any Subsidiary of the Parent formed for the purpose of serving as a charter party for Rig 3 or Rig 4, so long as such Subsidiary is not a charterer or charteree of Rig 1 or Rig 2.

“P2020 Rig Co” means P2020 Rig Co, a Cayman Islands exempted company.

“P2021 Rig Co” means P2021 Rig Co, a Cayman Islands exempted company.

“Permitted Overhead Expenses” means, for the Parent, that portion of amounts reported as “General and Administrative” on the Parent’s consolidated income statement in accordance with GAAP which are related to Rig 1 or Rig 2 or for non-Rig specific purposes, but not to exceed an amount equal to (a) through and including December 31, 2009, $6,500 per Rig per day, and (b) thereafter, $5,000 per Rig per day. For the avoidance of doubt, amounts included in the Parent’s consolidated account of General and Administrative expenses which pertain to overhead other than overhead related to the Emerald Driller and Sapphire Driller will be excluded.

“Released Amounts” shall have the meaning set forth in the Second Amendment.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of July 31, 2009 among the Mandated Lead Arrangers, the Lenders, the Borrowers and the Guarantors.

(cc) Article 2 of the Credit Agreement is hereby amended by deleting Sections 2.01(a)(iii) and (iv), Sections 2.01(b)(ii), (iii) and (iv), Sections 2.05(a)(iii) and (iv), and Sections 2.05(b)(ii), (iii) and (iv).

(dd) Section 2.01(c) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(c) Revolving Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to any Borrower from time-to-time on any Business Day during the period from the Rig 1 Delivery Date until the Final Maturity Date in a maximum amount up to but not to exceed at any time outstanding its Revolving Commitment; provided however that the aggregate outstanding principal amount of the sum of (i) all Revolving Advances plus (ii) the Letter of Credit Exposure shall not exceed at any time $10,000,000. Each Revolving Borrowing shall be in an aggregate amount not less than $1,000,000 and in integral multiples thereof. Within the limits of each Lender’s Revolving Commitment, the Borrowers may from time-to-time borrow, prepay pursuant to Section 2.07(b) and reborrow under this Section 2.01(c).

(ee) Section 2.03(a) of the Credit Agreement is hereby amended by deleting the last sentence of the Section in its entirety.

(ff) Section 2.07(c) of the Credit Agreement is hereby amended by inserting the following clause (vii):

(vii) Second Amendment Mandatory Prepayment. On or before the earlier of (i) August 24, 2009, and (ii) the receipt by the Parent or any of its Affiliates of proceeds from a Debt issuance or offering of Equity Interests by the Parent or any of its Subsidiaries, the Top-Up Tranche 1 Advances shall be prepaid in an amount equal to $6,900,000. Such prepayment shall be made from amounts then on deposit in the Debt Service Reserve Account of Borrower 2, to the extent the amounts on deposit therein exceed 3 months of Debt Service of Borrower 2 as of such date (provided, that the full amount of such prepayment shall be due and payable regardless of whether the balance of Borrower 2’s Debt Service Reserve Account is sufficient therefor) and shall be applied in accordance with Section 2.07(c)(vi). For the avoidance of doubt, no prepayment premium shall be due under Section 2.07(d) in connection with such prepayment.

(gg) Section 2.07(d) of the Credit Agreement is hereby amended by replacing the chart following clause (iii) thereof in its entirety with the following:

Period:	Prepayment Premium Percentage
From the Effective Date through the Rig 2 Delivery Date	1.00%

Rig 2 Delivery Date through the third anniversary thereof	0.50%

Third anniversary of the Rig 2 Delivery Date and thereafter	No prepayment premium

(hh) Section 2.14(a)(ii) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(ii) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed an amount equal to $10,000,000 minus the sum of the aggregate outstanding principal amount of all Revolving Advances;

(ii) Sections 3.02(d) and (e) of the Credit Agreement are hereby amended by deleting all references to Tranche 3 and Tranche 4 therefrom.

(jj) Article 3 of the Credit Agreement is hereby amended by deleting Sections 3.02(f) and (g) and Sections 3.03(f), (g) and (h).

(kk) Section 3.04 of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

Section 3.04 Conditions Precedent to Revolving Borrowings. The obligation of each Lender to make each Revolving Advance as part of each Revolving Borrowing for each particular Tranche is subject to the conditions precedent that, with respect to each Tranche of Revolving Advances, the applicable Borrower shall have complied with the requirements of Section 5.14 and 5.15.

(ll) Section 4.10 of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

Section 4.10 Subsidiaries; Corporate Structure. Schedule 4.10 sets forth as of the effective date of the Second Amendment a list of all Subsidiaries of the Parent and, as to each such Subsidiary, the jurisdiction of formation, the outstanding Equity Interests therein, and the owner thereof. The Equity Interests indicated to be owned by the Person on Schedule 4.10 are fully paid and non-assessable and are owned by the persons indicated on such Schedule, free and clear of all Liens other than Permitted Liens and Liens granted by Excluded Entities.

(mm) Article IV of the Credit Agreement is hereby amended by inserting the following Section 4.23 in appropriate numerical order:

Section 4.23 Earnings Account. Amounts deposited into each Earnings Account will be utilized only as permitted under this Agreement.

(nn) Section 5.04(b)(ii) and Section 5.04(c) of the Credit Agreement are hereby amended by deleting all references to Tranche 3 Commitments and Tranche 4 Commitments.

(oo) Section 5.06(d) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(d) Excess Cash Flow Certificate. (i) As soon as available and in any event not later than 45 days after the end of each fiscal quarter of each Borrower, a duly completed Excess Cash Flow Certificate with respect to each Borrower signed by a Responsible Officer of the Parent; and (ii) on or before August 24, 2009, a duly completed roll-forward to July 31, 2009, of the Excess Cash Flow Certificate delivered to the Lenders on July 22, 2009, in form and substance reasonably acceptable to the Lenders.

(pp) Section 5.06 of the Credit Agreement is hereby amended by renumbering Section 5.06(n) as Section 5.06(o) and inserting the following new Section 5.06(n) in appropriate alphabetical order:

(n) Weekly Updates. An update of the cash position and related forecast of the Parent and of each Borrower to be provided (i) prior to the making of the prepayment required under Section 2.07(c)(vii), weekly; and (ii) thereafter, on a bi-weekly basis if required by any Lender.

(qq) Section 5.09(b) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(b) Use the proceeds of the Tranche 1 Top-Up Advances for payment of expenses and obligations related to Rig 1 or Rig 2 or general corporate purposes (other than payment of expenses and obligations related to Rig 3, Rig 4, or any drillship).

(rr) Section 5.14(b)(ii) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(ii) Retention Account. The applicable Borrower shall establish an interest bearing account subject to an Account Control Agreement with the Collateral Agent (such account, the “Retention Account”) into which each Borrower will transfer promptly upon, and in any event within 1 Business Day of, receipt in the applicable Earnings Account of any payment under a drilling contract or otherwise with respect to the operation of a Rig, the amount of such payment, less an amount equal to the sum of (a) Permitted Operating Expenses for the applicable Borrower and Rig for the days for which such revenues were received, as certified by such Borrower in detail reasonably acceptable to the Facility Agent, (b) Permitted Overhead Expenses attributable to the applicable Borrower and Rig for the days for which such revenues were received, as certified by such Borrower in detail reasonably acceptable to the Facility Agent and (c) any amount needed to cause the Retained Amount (as defined in Section 7.06(a)) to remain in the applicable Earnings Account to the extent such amount is (and will be on the next Payment Date, as determined by the Facility Agent) available at the appropriate level in the cash flow waterfall, to be held pending the next Payment Date or other applicable payment date provided by this Agreement and application pursuant to Section 7.06.

(ss) Section 6.02(b) and (c) of the Credit Agreement are hereby amended by replacing the Sections in their entirety with the following:

(b) unsecured Debt owing by any Loan Party (other than the Parent) to the Parent or any other Loan Party (other than a Borrower), and unsecured loans of Released Amounts owing by the Parent to the Borrowers; provided that, in each case (i) such Debt shall constitute Collateral under the Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Facility Agent and (iii) be otherwise permitted under the provisions of Section 6.05;

(c) Guarantees of any Loan Party (other than a Borrower) in respect of Debt otherwise permitted hereunder of any Loan Party (other than the Parent);

(tt) Section 6.02 of the Credit Agreement is hereby further amended by inserting the following clause (p):

(p) Guarantees of the Parent of Debt of Excluded Entities and of other performance or payment obligations of Excluded Entities incurred in the ordinary course of business, including without limitation obligations of P2020 Rig Co and P2021 Rig Co under the rig construction contracts for Rig 3 and Rig 4 and the financings with respect to such rigs; provided that in each case (w) after giving effect to such transaction on a pro forma basis, the Parent would have been in compliance with Sections 6.17 through 6.21 as of the end of the most recent fiscal quarter, (x) such Guarantees are non-recourse to OGIL and its Subsidiaries and the other Loan Parties (other than the Parent), (y) none of OGIL, any of its Subsidiaries, or the other Loan Parties (other than the Parent) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise with respect to such Guarantees, and (z) the receiver of such Guarantees shall have no recourse to any assets of, or Equity Interests in, OGIL or its Subsidiaries or any other Loan Parties (other than the Parent).

(uu) Section 6.03 of the Credit Agreement is hereby amended by adding the following proviso to the end of such Section:

provided, however, that Aquamarine Driller Company and Topaz Driller Company may be dissolved.

(vv) Sections 6.04(d) and (e) of the Credit Agreement are hereby amended by replacing the Sections in their entirety with the following:

(d) Asset Dispositions of Property by any Loan Party (other than a Borrower) to any other Loan Party (other than the Parent);

(e) the Borrowers may charter, lease or rent Rigs and other equipment in the ordinary course of business; provided that (i) any Subsidiary of the Parent that charters Rig 1 or Rig 2 must (A) be a Loan Party and (B) not be a charterer or charteree of Rig 3 or Rig 4 (or any other rig or vessel other than Rig 1 or Rig 2) and (ii) any such action taken with respect to a Rig is in accordance with the applicable provisions of this Agreement; and

(ww) Section 6.05(b) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(b)(i) Investments by the Parent in any of its Subsidiaries, (ii) Investments of either Borrower in the other Borrower, (iii) Investments of any Loan Party (other than a Borrower) in any other Loan Party (other than the Parent), and (iv) Investments by the Borrowers in the Parent consisting solely of unsecured loans of Released Amounts;

(xx) Section 6.06 of the Credit Agreement is hereby amended by deleting clause (e) in its entirety.

(yy) Section 6.10(a) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(a) restricts the ability of (i) any Subsidiary (other than an Excluded Entity) to make Restricted Payments to the Parent or any other Loan Party or to otherwise transfer property to the Parent or any other Loan Party, (ii) any Subsidiary of a Loan Party (other than the Parent) to Guarantee the Debt of the Loan Parties or (iii) the Parent or any Subsidiary of a Loan Party (other than the Parent) to create, incur, assume or suffer to exist Liens on property of such Person that would be required to be pledged or granted as Collateral pursuant to Section 5.12; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 6.02(f) or Section 6.02(l) solely to the extent any such negative pledge relates to the Property financed by or the subject of such Debt;

(zz) Section 6.16 of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

Section 6.16. Capital Expenditures. Expend, or be committed to expend, in excess of, during each fiscal year set forth below, the amount set forth opposite such fiscal year (net of reimbursements by customers, reimbursement obligations of customers, or proceeds of Asset Dispositions used to make such Capital Expenditures and excluding any Capital Expenditures financed by capital contributions made by the Parent):

Fiscal Year	Amount
2009	$2,000,000 per Rig, commencing on the effective date of the Second Amendment

2010	$2,000,000 per Rig

2011	$3,000,000 per Rig

2012 and thereafter	$4,000,000 per Rig

; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, if any portion of any amount set forth above is not expended in the fiscal year for which it is permitted above, such portion not expended may be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth opposite such fiscal year above.

(aaa) Section 6.17 of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

Section 6.17 Leverage Ratio.

(a) Permit the Leverage Ratio for the Parent and its Subsidiaries on a consolidated basis at all times beginning June 30, 2010, to be greater than 4.50 to 1.00.

(b) Permit the Leverage Ratio for OGIL and its Subsidiaries on a consolidated basis at all times beginning March 31, 2010, to be greater than 4.50 to 1.00.

(bbb) Section 6.21 of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

Section 6.21 Fixed Charge Coverage Ratio.

(a) Permit the Fixed Charge Coverage Ratio for the Parent and its Subsidiaries on a consolidated basis at all times beginning June 30, 2010, to be less than 1.25 to 1.00.

(b) Permit the Fixed Charge Coverage Ratio for OGIL and its Subsidiaries on a consolidated basis at all times beginning March 31, 2010, to be less than 1.25 to 1.00.

(ccc) Section 7.01 of the Credit Agreement is hereby amended by inserting the following clause (l):

(l) Debt Service Reserve Account. (i) The funds released from Borrower 2’s Debt Service Reserve Account in accordance with the Second Amendment are not used as required by the Second Amendment or (ii) an amount equal to the amount of such funds is not deposited into the Debt Service Reserve Account of Borrower 2 on or before the earlier of (i) August 24, 2009, and (ii) the receipt by the Parent or any of its Affiliates of proceeds from a Debt issuance or offering of Equity Interests by the Parent or any of its Subsidiaries.

(ddd) Section 7.06(a) of the Credit Agreement is hereby amended by replacing the Section in its entirety with the following:

(a) So long as no Event of Default has occurred and is continuing, on each Payment Date or other applicable payment date provided by this Agreement until the applicable Tranche of Advances have been repaid in full, after payment of Permitted Operating Expenses and Permitted Overhead Expenses from monies in each of the Earnings Accounts, funds in the applicable Retention Account and the applicable Earning Account will be applied in the following priority:

(i) First, to the ratable payment of any fees and other unreimbursed reasonable expenses for which any Mandated Lead Arranger, any Joint Bookrunner, any Agent or any Secured Party is to be reimbursed pursuant to this Agreement or any other Loan Document, in each case that are then due and payable;

(ii) Second, to the payment of all obligations of the Loan Parties owing to any Swap Counterparty under any Swap Contract, including, if applicable, the Swap Termination Value, if any, then due and payable;

(iii) Third, to the ratable payment of accrued but unpaid interest on the applicable Tranche of Advances then due and payable under this Agreement;

(iv) Fourth, to the ratable payment of all principal of the Obligations then due and payable which relate to the applicable Tranche of Advances and Letters of Credit and which are owing to the Facility Agent, the Collateral Agent, the Issuing Banks and the Lenders;

(v) Fifth, to fund the Debt Service Reserve Account such that the aggregate amount of deposits in the Debt Service Reserve Account are at least equal to three months of Debt Service of the applicable Tranche of Advances;

(vi) Sixth, to the payment of any prepayment premiums then due and payable with respect to such applicable Tranche of Advances pursuant to Section 2.07(c)(vi);

(vii) Seventh, to the ratable payment of any other unreimbursed indemnities for which any Mandated Lead Arranger, any Joint Bookrunner, any Agent or any Secured Party is to be indemnified pursuant to this Agreement or any other Loan Document, in each case that are then due and payable;

(viii) Eighth, to the payment of any Permitted Capital Expenditures;

(ix) Ninth, with respect to the Earnings Account for Rig 1 only, not more often than one time per calendar year unless the Lenders otherwise consent, to the payment of Debt Service then due and payable by Borrower 2 to the extent sufficient funds are not then on deposit in Borrower 2’s Earnings Account or Retention Account;

(x) Tenth, for the retention in the Earnings Account of up to $2,500,000, solely to the extent necessary to cause the balance in such account to equal $2,500,000 (the “Retained Amount”);

(xi) Eleventh, 100% of the remaining balance (in excess of the Retained Amount) (the “Excess Cash Flow”) shall be applied as a mandatory prepayment in accordance with Section 2.07(c)(i); and

(xii) Twelfth, any excess shall be remitted to the Earnings Account.

For the avoidance of doubt, funds on deposit in the Earnings Account must be utilized solely for payment of the Obligations (or reserve therefor) as required above, Permitted Operating Expenses, Permitted Overhead Expenses, and to support Rig 1 and Rig 2, as applicable.

(eee) The Credit Agreement is hereby amended by replacing Exhibit F and Exhibit L thereto with Exhibit F and Exhibit L hereto.

(fff) The Credit Agreement is hereby amended by replacing Annex I thereto with Annex I hereto.

(ggg) The Credit Agreement is hereby amended by replacing Schedule 4.10 thereto with Schedule 4.10 hereto.

Section 3. Agreements and Acknowledgements.

(a) The Lenders agree that on or after the effective date of this Amendment, and prior to August 19, 2009, the Lenders shall release up to $6,400,000 of the amounts on deposit in the Debt Service Reserve Account of Borrower 2 to the Borrowers, on the following terms and conditions (amounts so released, the “Released Amounts”): (i) the Loan Parties shall have provided to the Lenders such projections, budgets, and information regarding the intended application of such funds as shall have been requested by the Lenders and which shall be satisfactory to the Lenders, (ii) such funds shall be utilized only in accordance therewith, (iii) such funds shall be utilized only after the application of all other available funds of the Parent and its Subsidiaries, and (iv) an amount equal to the aggregate amount of all Released Amounts shall be deposited by the Borrowers into the Debt Service Reserve Account of Borrower 2 on or before the earlier of (A) August 24, 2009, and (B) the receipt by the Parent or any of its Affiliates of proceeds from a Debt issuance or offering of Equity Interests by the Parent or any of its Subsidiaries. The Borrowers may loan any Released Amounts to the Parent. The Borrowers (or either of them) may make no more than 5 requests (in the aggregate for both Borrowers) for Released Amounts, which requests must (x) be received by the Facility Agent at least 2 Business Days prior to date on which such amounts are requested to be released, (y) specify the amount requested to be released, and (z) include a certification by a Responsible Officer as to the application of the requested amounts in detail reasonably satisfactory to the Facility Agent.

(b) In consideration of the release of the Lenders’ Liens with respect to Rig 3 and Rig 4, the amendments provided in this Amendment, and the release of funds from the Debt Service Reserve Account of Borrower 2 to bridge the Parent’s and the Borrowers’ liquidity shortfall, fees shall be paid to the Lenders as follows: (i) an amendment and lien release fee of $100,000 (in the aggregate) shall be payable upon signing of this Amendment, (ii) an additional amendment fee, with respect to the Lenders’ agreement in Section 3(a) above, in the amount of $650,000 (in the aggregate) shall be payable to the Lenders on the earlier of (A) August 24, 2009, and (B) the receipt by the Parent or any of its Affiliates of proceeds from a Debt issuance or offering of Equity Interests by the Parent or any of its Subsidiaries, and (iii) if any amounts are released from Borrower 2’s Debt Service Reserve Account as provided in Section 3(a) above, an additional fee of $250,000 (in the aggregate) to the Lenders on the earlier of (i) August 24, 2009, and (ii) the receipt by the Parent or any of its Affiliates of proceeds from a Debt issuance or offering of Equity Interests by the Parent or any of its Subsidiaries. For the avoidance of doubt, failure to pay such fees as and when due hereunder shall constitute an Event of Default as provided in Section 7.01(a) of the Credit Agreement.

(c) The parties to this Amendment acknowledge and agree that Term Tranche 3 Commitments, Term Tranche 4 Commitments, Top-Up Tranche 1 Commitments in excess of $10,800,000, Top-Up Tranche 2 Commitments, Top-Up Tranche 3 Commitments, Top-Up Tranche 4 Commitments, and Revolving Commitments in excess of $10,000,000 are terminated. For the avoidance of doubt, no prepayment premiums due under Section 2.07(d)(iii) of the Credit Agreement are due in connection with such terminations.

(d) The Lenders agree and acknowledge that they will release their Liens with respect to Rig 3 and Rig 4, respectively, in connection with the closing of the financing of Rig 3 and Rig 4, each such release to be effective simultaneously with the closing of the financing for the respective rig. In connection therewith, the Lenders authorize the Facility Agent, and the Facility Agent agrees to execute, at the Borrowers’ sole expense, the release documents on the Amendment No. 2 Closing Document List of even date herewith, together with such other release documents as are reasonably requested by the Borrowers to effectuate and evidence such releases.

Section 4. Conditions Precedent. This Amendment shall be effective as of the date first set forth above when each of the following has occurred:

(a) the Facility Agent has received:

(i) counterparts to this Amendment duly executed by the Borrowers, each Guarantor, the Lenders and the Mandated Lead Arrangers,

(ii) evidence acceptable to the Lenders that agreements with respect to the novation of the construction contracts for Rig 3 and Rig 4 to P2020 Rig Co and P2021 Rig Co, respectively, (A) have been executed by the Shipyard, (B) have been delivered to the Facility Agent’s counsel under acceptable escrow terms, and (C) provide for releases of OGIL satisfactory to the Lenders;

(iii) delivery of such reports and reconciliations as may be required by the Lenders with respect to the application of amounts from the Earnings Accounts prior to the date of this Amendment; and

(iv) all items on the Amendment No. 2 Closing Document List of even date herewith, except to the extent otherwise noted thereon, in form and substance satisfactory to the Facility Agent.

(b) all outstanding legal fees owing to counsel to the Facility Agent, to the extent invoiced, shall have been paid in full.

(c) the representations and warranties set forth in this Amendment shall be true and correct as of the effective date hereof.

(d) the $100,000 amendment fee described in Section 3(b) of this Amendment has been received by the Lenders.

Section 5. Representations and Warranties. Each Borrower and each Guarantor hereby jointly and severally represent and warrant that, as of the date of this Amendment:

(a) The execution, delivery and performance of this Amendment, and of the Credit Agreement as amended by this Amendment, are within the power and authority of each Borrower and each Guarantor and have been duly authorized by appropriate proceedings.

(b) The execution, delivery, and performance by each Borrower and each Guarantor of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary organizational action, (ii) do not and will not (A) contravene the terms of any Loan Party’s organizational documents, (B) violate any Legal Requirement, or (C) conflict with or result in any material breach or contravention of, or the creation of any Lien under (1) any material indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or its property is subject.

(c) This Amendment constitutes the legal, valid and binding obligation of the Loan Parties, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by an applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principals of equity.

(d) The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document are true and correct on and as of the date first written above, as though made on, and as of such date (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct as of such earlier date).

(e) No event has occurred and is continuing which constitutes a Default, an Event of Default or both.

Section 6. Reaffirmation of Guaranty and Liens; Acknowledgment of Debt Amounts.

(a) Each Guarantor (i) is party to the Credit Agreement, guaranteeing payment of the Obligations, (ii) has reviewed the Amendment and (iii) waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of any Borrower or any other guarantor of the Obligations, and agrees that according to its terms Article VIII of the Credit Agreement will continue in full force and effect to guaranty the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and such other amounts in accordance with the terms of Article VIII of the Credit Agreement.

(b) Each Loan Party (i) is a party to certain Security Documents securing and supporting the Obligations, (ii) has reviewed the Amendment and (iii) waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and agrees that according to their terms the Security Documents to which they are party will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (iv) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create a first priority perfected security interest subject to Permitted Liens.

(c) The delivery of this Amendment does not indicate or establish a requirement that any Loan Document requires any Guarantor’s approval of amendments to the Credit Agreement, but has been furnished to the Facility Agent and the Lenders as a courtesy at the Facility Agent’s request.

(d) The Loan Parties agree and acknowledge that, as of the date hereof, (i) the aggregate outstanding principal amount of the Term Tranche 1 Advances is $78,000,000; (ii) the aggregate outstanding principal amount of the Top-Up Tranche 1 Advances is $9,468,375; (iii) the aggregate outstanding principal amount of the Term Tranche 2 Advances is $80,000,000; and (iv) the aggregate outstanding principal amount of the Revolving Advances is $10,000,000.

Section 7. Effect on Credit Documents.

(a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Mandated Lead Arrangers’ or Lenders’ rights under the Loan Documents, as amended.

(b) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under other Loan Documents.

Section 8. RELEASE OF CLAIMS.

(a) TO INDUCE THE FACILITY AGENT, THE MANDATED LEAD ARRANGERS, THE JOINT BOOK RUNNERS AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, INCLUDING THE CONSENTS PROVIDED HEREIN, EACH LOAN PARTY HEREBY (A) REPRESENTS AND WARRANTS THAT, AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT, (B) RELEASES AND FOREVER DISCHARGES THE RELEASED PERSONS (AS HEREINAFTER DEFINED) FROM ANY AND ALL RELEASED CLAIMS (AS HEREINAFTER DEFINED), AND (C) COVENANTS NOT TO ASSERT (AND NOT TO ASSIST OR ENABLE ANY OTHER PERSON TO ASSERT) ANY RELEASED CLAIM AGAINST ANY RELEASED PERSON. THE LOAN PARTIES ACKNOWLEDGE AND AGREE THAT SUCH RELEASE IS A GENERAL RELEASE OF ANY AND ALL RELEASED CLAIMS THAT CONSTITUTES A FULL AND COMPLETE SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE RELEASED CLAIMS, ALL OF WHICH ARE HEREIN COMPROMISED AND SETTLED.

(b) As used herein, “Released Claims” means any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, controversies, liabilities, obligations, damages and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including claims of usury), whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to (a) any of the Loan Documents or any default or event of default thereunder, (b) any negotiation, discussion, enforcement action, agreement or failure to agree related to any Loan Document or any default or event of default thereunder, or

(c) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations and relationships among the various Loan Parties, Facility Agent, Mandated Lead Arrangers, Joint Bookrunners and Lenders.

(c) As used herein, “Released Persons” means the Facility Agent, Mandated Lead Arrangers, Joint Bookrunners and Lenders, together with their respective employees, agents, attorneys, officers, partners, shareholders, accountants, consultants, directors, and Affiliates, and their respective successors and assigns.

Section 9. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the first day and year written above.

BORROWERS:

EMERALD DRILLER COMPANY

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

SAPPHIRE DRILLER COMPANY

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

AQUAMARINE DRILLER COMPANY*

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

TOPAZ DRILLER COMPANY*

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

*	Signing as a Borrower for purposes of effectiveness of this Amendment, but agreeing and acknowledging that hereafter it shall not be a “Borrower” under the Credit Documents.

Signature Page to Second Amendment to Credit Agreement

GUARANTORS:

VANTAGE DRILLING COMPANY

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

OFFSHORE GROUP INVESTMENT LIMITED

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

VANTAGE ENERGY SERVICES, INC.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

VANTAGE INTERNATIONAL MANAGEMENT CO.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

VANTAGE INTERNATIONAL PAYROLL CO.

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

Signature Page to Second Amendment to Credit Agreement

VANTAGE DRILLER I CO

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

VANTAGE DRILLER II CO

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

VANTAGE DRILLER III CO

By:	/s/ Paul A. Bragg
Paul A. Bragg
Chief Executive Officer

VANTAGE HOLDING HUNGARY KFT

By:	/s/ Chris Celano
Name:	Chris Celano
Title:	Director

By:	/s/ Julia Varga
Name:	Julia Varga
Title:	Managing Director

Signature Page to Second Amendment to Credit Agreement

VANTAGE DRILLING NETHERLANDS B.V.

By:	/s/ Chris Celano
Name:	Chris Celano
Title:	Director

By:	illegible
Name:	illegible
Title:	illegible

Signature Page to Second Amendment to Credit Agreement

AGENT:

NATIXIS, as Facility Agent and Collateral Agent

By:	/s/ Amelie Zucchi
Name:	Amelie Zucchi
Title:	Middle Officer

By:	/s/ Frederic Neouze
Name:	Frederic Neouze
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement

MANDATED LEAD ARRANGERS AND JOINT BOOKRUNNERS:

NATIXIS

By:	/s/ Amelie Zucchi
Name:	Amelie Zucchi
Title:	Middle Officer

By:	/s/ Frederic Neouze
Name:	Frederic Neouze
Title:	Vice President

FORTIS BANK S.A./N.V., NEW YORK BRANCH

By:	/s/ Svein Engh
Name:	Svein Engh
Title:	Managing Director

By:	/s/ K. De Lathowwes
Name:	K. De Lathowwes
Title:	Director

BTMU CAPITAL CORPORATION

By:	/s/ Kathleen M. Hall
Name:	Kathleen M. Hall
Title:	Senior Vice President

Signature Page to Second Amendment to Credit Agreement

LENDERS:

NATIXIS

By:	/s/ Amelie Zucchi
Name:	Amelie Zucchi
Title:	Middle Officer

By:	/s/ Frederic Neouze
Name:	Frederic Neouze
Title:	Vice President

FORTIS BANK S.A./N.V., NEW YORK BRANCH

By:	/s/ Svein Engh
Name:	Svein Engh
Title:	Managing Director

By:	/s/ K. De Lathowwes
Name:	K. De Lathowwes
Title:	Director

BTMU CAPITAL CORPORATION

By:	/s/ Kathleen M. Hall
Name:	Kathleen M. Hall
Title:	Senior Vice President

Signature Page to Second Amendment to Credit Agreement

HSH NORDBANK AG NEW YORK BRANCH, acting through its International Banking Facility

By:	/s/ Hugh Baker
Name:	Hugh Baker
Title:	Senior Vice President

By:	/s/ Steffen Gerjets
Name:	Steffen Gerjets
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement